UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 850	60654
Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 642-3700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

InnerWorkings, Inc. (the "Company") held its Annual Meeting on June 6, 2016. The matters that were voted on at the Annual Meeting and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring at the 2017 Annual Meeting, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Eric D. Belcher	40,835,463	341,815	12,193	2,677,753
Jack M. Greenberg	40,827,112	347,945	14,414	2,677,753
Linda S. Wolf	40,800,057	384,880	4,534	2,677,753
Charles K. Bobrinskoy	40,829,389	345,548	14,534	2,677,753
J. Patrick Gallagher, Jr.	40,829,389	345,548	14,534	2,677,753
David Fisher	39,882,109	1,302,828	4,534	2,677,753
Julie M. Howard	40,791,057	383,380	15,034	2,677,753
Daniel M. Friedberg	40,015,179	1,159,758	14,534	2,677,753

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as the Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2016

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved as follows:

FOR	AGAINST	ABSTAIN
43,652,254	204,867	10,103

Proposal No. 3: Reapproval of the Material Terms of Performance-Based Awards under the Annual Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,803,979	381,079	4,413	2,677,753

Proposal No. 4: Approval of the Amended and Restated 2006 Stock Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,698,022	2,921,762	17,328	3,222,627

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 6, 2016	By:	/s/ Ronald Provenzano
	Name:	Ronald Provenzano
	Title:	General Counsel and Secretary